EXHIBIT 4.2

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT is dated as of June __, 1998 between Uniservice Corporation, a Florida corporation (the "COMPANY"), and Werbel-Roth Securities, Inc., (hereinafter referred to as the "UNDERWRITER").

                              W I T N E S S E T H:

         WHEREAS, the Company proposes to issue to the Underwriter warrants (the "WARRANTS") to purchase up to 140,000 (as such number may be adjusted from time to time pursuant to Article 8 of this Warrant Agreement) shares (the "SHARES") of the common stock, par value $.0001 per share, of the Company (the "COMMON STOCK"); up to 140,000 (as such number may be adjusted from time to time pursuant to Article 8 of this Warrant Agreement) Common Stock purchase warrants (the "UNDERLYING WARRANTS"); and

         WHEREAS, the Underwriter has agreed, pursuant to the underwriting agreement (the "UNDERWRITING AGREEMENT") dated June __, 1998 between the Underwriter and the Company, to act as the underwriter in connection with the Company's proposed public offering (the "PUBLIC OFFERING") of 1,400,000 shares of Common Stock (the "PUBLIC SHARES") at an initial public offering price of $5.00 per Public Share and 1,400,000 warrants (the "PUBLIC WARRANTS") at an initial public offering price of $0.125 per Public Warrant; and

         WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to the Underwriter or to its designees who are officers of the Underwriter or to members of the selling group participating in the distribution of the Public Shares and Public Warrants to the public in the Public Offering and/or their respective officers or partners (collectively, the "DESIGNEES"), in consideration for, and as part of the Underwriter's compensation in connection with, the Underwriter acting as the Underwriter pursuant to the Underwriting Agreement;

         NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter or its designees to the Company of One Hundred Forty Dollar ($140.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       GRANT.

                  The Underwriter and/or the Designees are hereby granted the right to purchase, commencing ________ __, 1999 until 5:00 P.M., Eastern time, on _________, 2003 (the "WARRANT EXERCISE TERM"), up to 140,000 fully-paid and non-assessable Shares at an initial exercise price (subject to adjustment as provided in Article 6 hereof) of $7.50 per Share and up to 140,000 Underlying Warrants at an initial exercise price (subject to adjustment as provided in Article 6 hereof) of $0.1875 per Underlying Warrant.

                  The Underlying Warrants are each exercisable to purchase one fully-paid and non-assessable share of Common Stock (collectively, the "UNDERLYING WARRANT SHARES") at a



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price of $11.25 per Underlying Warrant Share. The Underlying Warrants are
exercisable at any time commencing _________, 1999 until 5:00 P.M., Eastern time on ________, 2003. The Holder (defined hereafter) may purchase, upon exercise of the Warrants, either all or part of the Shares or all or part of the Underlying Warrants or all or part of both. The Shares and, except as provided in Article 13 hereof, the Underlying Warrants are in all respects identical to the Public Shares and Public Warrants, respectively, being sold to the public pursuant to the terms and provisions of the Underwriting Agreement.

         2. WARRANT CERTIFICATES. The warrant certificates delivered and to be delivered pursuant to this Agreement (the "WARRANT CERTIFICATES") shall be, for the Warrants exercisable for the purchase of Underlying Shares, in the form set forth in Exhibit A attached hereto and made a part hereof, and, for the Warrants exercisable for the purchase of Underlying Warrants, in the form of Exhibit B attached hereto and made a part hereof, each with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         3.       EXERCISE OF WARRANTS.

                  3.1. CASH EXERCISE. The Warrants initially are exercisable at a price of $7.50 per Share purchased and $0.1875 per Underlying Warrant purchased, payable in cash or by check to the order of the Company, or any combination thereof, subject to adjustment as provided in Article 8 hereof. Upon surrender of the Warrant Certificate(s) with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares and Underlying Warrants purchased, at the Company's principal offices in Florida (currently located at 1900 Glades Road, Suite 351, Boca Raton, Florida 33431) the registered holder of a Warrant Certificate ("HOLDER" or "HOLDERS") shall be entitled to receive a certificate or certificates for the Shares so purchased and/or a certificate or certificates for the Underlying Warrants so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Shares or fractional Underlying Warrants). In the case of the purchase of less than all Shares or Underlying Warrants purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares or Underlying Warrants purchasable thereunder.

                  3.2. CASHLESS EXERCISE. At any time during the Warrant Exercise Term, the Holder may, at the Holder's option, exchange, in whole or in part, the Warrants represented by such Holder's Warrant Certificate which are exercisable for the purchase of Shares and Underlying Warrants (a "WARRANT EXCHANGE"), into the number of Shares and Underlying Warrants determined in accordance with this Section , by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants to be so exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "NOTICE OF EXCHANGE"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "EXCHANGE DATE"). Certificates for the Shares and Underlying Warrants issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor

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representing the Warrants which were subject to the surrendered Warrant
Certificate and not included in the Warrant Exchange, shall be issued as of the Exchange Date and delivered to the Holder within three (3) days following the Exchange Date.

         In connection with any Warrant Exchange, the Holder shall be entitled to subscribe for and acquire (i) the number of Shares (rounded to the next highest integer) which would, but for such Warrant Exchange, than be issuable pursuant to the provisions of Section above upon the exercise of the Warrants specified by the Holder in its Notice of Exchange (the "TOTAL SHARE NUMBER") less (ii) the number of Shares equal to the quotient obtained by dividing (a) the product of the Total Share Number and the existing Exercise Price (as hereinafter defined) per Share by (b) the Public Shares Market Price (as hereinafter defined) of a Public Share on the day preceding the Warrant Exchange. "PUBLIC SHARES MARKET PRICE" at any date shall be deemed to be the last reported sale price of the Common Stock, or, in case no such reported sales takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported on the Nasdaq SmallCap Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted in the Nasdaq SmallCap Market, the closing bid price as furnished by (i) the National Association of Securities Dealers, Inc. (the "NASD") through the Nasdaq Stock Market Inc. ("NASDAQ") or (ii) a similar organization if NASDAQ is no longer reporting such information.

         In connection with any Warrant Exchange, the Holder shall be entitled to subscribe for and acquire (i) the number of Underlying Warrants (rounded to the next highest integer) which would, but for such Warrant Exchange, than be issuable pursuant to the provisions of Section 3.1 above upon the exercise of the Warrants specified by the Holder in its Notice of Exchange (the "TOTAL UNDERLYING WARRANT NUMBER") less (ii) the number of Underlying Warrants equal to the quotient obtained by dividing (a) the product of the Total Underlying Warrant Number and the existing Exercise Price per Underlying Warrant by (b) the Public Warrants Market Price (as hereinafter defined) of a Public Warrant on the day preceding the Warrant Exchange. "PUBLIC WARRANTS MARKET PRICE" at any date shall be deemed to be the last reported sale price of the Public Warrants, or, in case no such reported sales takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Public Warrants are listed or admitted to trading or as reported on the Nasdaq SmallCap Market, or, if the Public Warrants are not listed or admitted to trading on any national securities exchange or quoted in the Nasdaq SmallCap Market, the closing bid price as furnished by (i) the National Association of Securities Dealers, Inc. (the "NASD") through the Nasdaq Stock Market Inc. ("NASDAQ") or
(ii) a similar organization if NASDAQ is no longer reporting such information.

         4.       ISSUANCE OF CERTIFICATES.

                  Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased and certificates for the Underlying Warrants purchased, and upon the exercise of the Underlying Warrants, the issuance of certificates for the Underlying Warrant Shares purchased, shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in

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respect of the issuance thereof, and such certificates shall (subject to the provisions of Article hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the Shares and the Underlying Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or Chief Executive Officer, President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates and certificates representing the Underlying Warrants shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares and the Underlying Warrants purchased, and upon exercise, in whole or in part, of the Underlying Warrants, certificates representing the Underlying Warrant Shares purchased (collectively, the "WARRANT SECURITIES"), shall bear a legend substantially similar to the following:

         "The securities represented by this certificate and the other securities issuable upon exercise thereof have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "ACT"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or
         (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

         5.       RESTRICTION ON TRANSFER OF WARRANTS.

                  The Holder of a Warrant Certificate, by the Holder's acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants, Shares, Underlying Warrants and Underlying Warrant Shares may not be sold, transferred, assigned, pledged or hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to the Underwriter or to the Designees.

         6.       PRICE.

                  6.1. INITIAL AND ADJUSTED EXERCISE PRICE. The initial exercise price of each Warrant shall be $7.50 per Share and $0.1875 per Underlying Warrant. The adjusted exercise

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price per Share and the adjusted exercise price per Underlying Warrant shall be the prices which shall result from time to time from any and all adjustments of the initial exercise price per Share or per Underlying Warrant, as the case may be, in accordance with the provisions of Article 8 hereof.

                  6.2. EXERCISE PRICE. The term "EXERCISE PRICE" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7.       REGISTRATION RIGHTS.

                  7.1. REGISTRATION UNDER THE SECURITIES ACT OF 1933. All of the Warrants, the Shares, the Underlying Warrants, and the Underlying Warrant Shares have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "ACT").

                  7.2. REGISTRABLE SECURITIES. As used herein the term "REGISTRABLE SECURITY" means each of the Warrants, the Shares, the Underlying Warrants, the Underlying Warrant Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares or Underlying Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for subsequent public distribution of such security, or
(iii) it has ceased to be outstanding. The term "REGISTRABLE SECURITIES" means any and/or all of the securities falling within the foregoing definition of a "REGISTRABLE SECURITY." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "REGISTRABLE SECURITY" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article .

                  7.3. COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. The Company covenants and agrees as follows:

                           (a) Once effective, the Company will use its best
efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or
(ii) the date the holders thereof receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Act, under Rule 144(k) promulgated under the Act or otherwise.

                           (b) In connection with the registration under Section
7.1 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                           (c) The Company shall pay all costs, fees and
expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and fees and expenses of counsel retained by the holders of Registrable Securities) in connection with all Registration Statements filed pursuant to Section 7.1 hereof including,

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without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

                           (d) The Company will take all necessary action which
may be required in qualifying or registering the Registrable Securities included in the Registration Statement, for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities.

                           (e) The Company shall indemnify any holder of the
Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter, and to provide for just and equitable contribution, as set forth in Section 7 of the Underwriting Agreement.

                           (f) Any holder of Registrable Securities to be sold
pursuant to a registration statement, and such holder's successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holder, or such holder's successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Underwriter has agreed to indemnify the Company, and to provide for just and equitable contribution, as set forth in Section 7 of the Underwriting Agreement.

                           (g) Nothing contained in this Agreement shall be
construed as requiring any holder to exercise the Warrants or the Underlying Warrants held by such holder prior to the initial filing of any registration statement or the effectiveness thereof.

                           (h) If the Company shall fail to comply with the
provisions of this Article , the Company shall, in addition to any other equitable or other relief available to the holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the holders of Registrable Securities, requesting registration of their Registrable Securities.

                           (i) The Company shall promptly deliver copies of all
correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement to each holder of Registrable Securities included for such registration in such Registration Statement

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pursuant to Section 7.1 hereof requesting such correspondence and memoranda and to the managing underwriter, if any, of the offering in connection with which such Holder's Registrable Securities are being registered and shall permit each holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request.

         8. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SECURITIES. The following adjustments apply to the Exercise Price of the Warrants with respect to the Shares and the number of Shares purchasable upon exercise of the Warrants. In the event the Exercise Price per Share and/or the number of Shares so purchasable is adjusted, then the Exercise Price of the Warrants relating to the Underlying Warrants and the number of Underlying Warrants purchasable thereunder shall be adjusted in the same proportion.

                  8.1. DISTRIBUTION OF SECURITIES. In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make any issuance or distribution in shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than securities to employees of the Company pursuant to an employee stock purchase or option plan that has been approved by the Company's stockholders in which non-executive employees are eligible to participate), then upon such dividend or distribution, the holder of Warrants shall receive the amount of such dividend in shares of Common Stock or the amount of such other distribution in shares of Common Stock which would have otherwise been payable to such holder if it been the holder of record of Common Stock issuable upon exercise of its Warrant on the record date for the determination of those entitled to such stock dividend or distribution.

                  8.2. SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  8.3. ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article , the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price. Notwithstanding the foregoing, in the case of adjustments to the exercise price of the Warrants with respect to the Underlying Warrants and/or the number of Underlying Warrants purchasable upon exercise of the Warrants, if an event occurs that results in an adjustment of the number and/or price of the shares of Common Stock issuable upon exercise of the Public Warrants pursuant to Section 6 of the Warrant Agreement by and among the Company, the Underwriter and American Securities Transfer & Trust, Inc. dated as of July __, 1998 ("PUBLIC WARRANT AGREEMENT"), resulting in

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automatic adjustment in the number and/or price of the Underlying Warrant Shares issuable upon exercise of the Underlying Warrants pursuant to Section 8.5 hereof, then the adjustment provided for in this Section shall not, in such instance, result in any further adjustment in the aggregate number of shares of Common Stock ultimately issuable upon exercise of the Underlying Warrants.

                  8.4. RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of both the Shares and the Underlying Warrant Shares immediately prior to any such events.

                  8.5. ADJUSTMENT OF UNDERLYING WARRANTS' EXERCISE PRICE AND SECURITIES ISSUABLE UPON EXERCISE OF UNDERLYING WARRANTS. With respect to any of the Underlying Warrants, whether or not the Warrants have been exercised and whether or not the Warrants are issued and outstanding, the exercise price for, and the number of, Underlying Warrant Shares issuable upon exercise of the Underlying Warrants shall automatically be proportionately adjusted in accordance with Section 6 of the Public Warrant Agreement, upon the occurrence of any of the events described therein. Thereafter, until the next such adjustment or until otherwise adjusted in accordance with this Section 8.5, the Underlying Warrants shall be exercisable at such adjusted exercise price and for such adjusted number of Underlying Warrant Shares.

                  8.6. DISTRIBUTION OF ASSETS. In the event that the Company shall at any time prior to the exercise of all Warrants make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the holder of Warrants who exercises its Warrants after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such holder had he been the holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.6.

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         9.       EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES.

                  Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10.      ELIMINATION OF FRACTIONAL INTERESTS.

                  The Company shall not be required to issue certificates representing fractions of Shares or fractions of Underlying Warrants upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares and Underlying Warrants.

         11.      RESERVATION AND LISTING OF SECURITIES.

                  The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and the Underlying Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the Underlying Warrants and payment of the respective Underlying Warrant exercise price therefor, all Underlying Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants and the Underlying Warrants and all Underlying Warrants to be listed on or quoted by NASDAQ or listed on such national securities exchange, in the event the Common Stock is listed on a national securities exchange.

         12.      NOTICES TO WARRANT HOLDERS.

                  Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

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                           (a) the Company shall take a record of the holders of
its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                           (b) the Company shall offer to all the holders of its
Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                           (c) a dissolution, liquidation or winding up of the
Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

                           (d) reclassification or change of the outstanding
shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

                           (e) The Company or an affiliate of the Company shall
propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company;

then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13.      UNDERLYING WARRANTS.

                  The form of the certificates representing the Underlying Warrants (and the form of election to purchase shares of Common Stock upon the exercise of the Underlying Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit "B" hereto. As set forth in Section 8.3 of this Agreement, the exercise price of the Underlying Warrants and the number of shares of Common Stock issuable upon the exercise of the Underlying Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Underlying Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section 6 of the Public Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Underlying Warrants, each registered holder of such Underlying Warrants shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable Underlying Warrant Shares (subject to adjustment as provided herein and in the Public Warrant Agreement), free and clear of all preemptive rights of shareholders, provided that such registered holder complies, in connection with the exercise of such holders' Underlying Warrants, with the terms governing exercise of the Public Warrants set forth in the Public Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Public Warrant Agreement. Upon exercise of the Underlying Warrants, the Company shall forthwith issue to the registered holder of any such Underlying Warrants, in such holder's name or in such name as may be directed by such holder, certificates for the number of Underlying Warrant Shares so purchased. The Underlying Warrants shall be transferable in the manner provided in the Public Warrant Agreement, and upon any such transfer, a new Underlying Warrant shall be issued promptly to the transferee. The Company covenants to, and agrees with, each Holder that without the prior written consent of all the Holders, the Public Warrant Agreement will not be modified, amended, cancelled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Public Warrant Agreement to be sent to holders of the Public Warrants.

         14.      NOTICES.

                  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                           (a) If to a registered Holder of the Warrants, to the
address of such Holder as shown on the books of the Company; or

                           (b) If to the Company, to the address set forth in
Section of this Agreement or to such other address as the Company may designate by notice to the Holders.

         15.      SUPPLEMENTS AND AMENDMENTS.

                  The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of the Warrants and/or Warrant Securities in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem not to adversely affect the interests of the Holders of Warrant Certificates.

         16.      SUCCESSORS.

                  All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

         17.      TERMINATION.

                  This Agreement shall terminate at the close of business on _________, 2006. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants and Underlying Warrants have been exercised and all Warrant Securities have been resold to the public; provided, however, that the provisions of Section shall survive any termination pursuant to this Section until the close of business on __________, 2008.

         18.      GOVERNING LAW.

                  This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of said State.

         19.      BENEFITS OF THIS AGREEMENT.

                  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered holder or holders of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other holder or holders of the Warrant Certificates or Warrant Securities.

         20.      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                          UNISERVICE CORPORATION



                                          By:_________________________________
                                          Name:
                                          Title:

                                          WERBEL-ROTH SECURITIES, INC.

                                          By:_________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

               EXERCISABLE AT ANY TIME COMMENCING _________, 1999
                  UNTIL 5:00 P.M., EASTERN TIME, _______, 2003

No. W-                                                          _______ Warrants

                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that_______________________ _______________ or registered assigns, is the registered holder of __________ Warrants to purchase, at any time until 5:00 P.M. Eastern time on _______, 2003 ("EXPIRATION DATE"), up to _______ fully-paid and non-assessable shares (the "SHARES") of the common stock, par value $.0001 per share (the "COMMON STOCK"), of Uniservice Corporation, a Florida corporation (the "COMPANY"), at an initial exercise price, subject to adjustment in certain events (the "EXERCISE PRICE"), of $7.50 per Share, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of _______, 1998 between the Company and Werbel-Roth Securities, inc. (the "WARRANT AGREEMENT"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination thereof.

                  No Warrant may be exercised after 5:00 P.M., Eastern time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                  This Warrant Certificate may be divided or combined with other Warrant Certificates of other denominations upon surrender hereof at an office or agency maintained by the Corporation for such purpose, together with a written notice specifying the names and denominations (in whole Warrants) in which new Warrant Certificates are to be issued, signed by the holder thereof or his duly authorized attorney, together with the funds to pay any transfer, documentary, stamp or other taxes or government charges payable in connection with such transfer and any other amounts required pursuant to this Warrant Certificate. Upon such surrender and payment, a new Warrant Certificate or Certificates representing a like aggregate number of Warrants shall be issued and delivered in accordance with such notice.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  _______, 1998                    UNISERVICE CORPORATION

                                                  By:__________________________
                                                  Name:
                                                  Title:

                         [FORM OF ELECTION TO PURCHASE]

PLEASE CHECK THE APPROPRIATE BOX

[ ]      Pursuant to Section 3.1 of the Warrant Agreement, the undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Shares of Common Stock and herewith tenders in payment for such securities, cash or a certified or official bank check payable in New York Clearing House Funds to the order of UNISERVICE CORPORATION in the amount of $________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of_____________________________ ________________, whose address is
___________________, and that such Certificate be delivered to__________________________, whose address is
___________________________________.

[ ]      Pursuant to Section 3.2 of the Warrant Agreement, the undersigned hereby irrevocably elects to exchange _________ Warrants represented by this Warrant Certificate for __________ _________ Shares of Common Stock. The undersigned requests that a certificate for such securities be registered in the name of_____________________________ ________________, whose address is
___________________, and that such certificate be delivered
to__________________________, whose address is
___________________________________.


Dated:____________________    (Signature must conform in all respects to name of
                              holder as specified on the face of the Warrant
Signature:________________    Certificate.)

________________________________
(Insert Social Security or Other
Identifying Number of Assignee)

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)

                               FOR VALUE RECEIVED

                     --------------------------------------


                    hereby sells, assigns and transfers unto

                      -------------------------------------
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:____________________    (Signature must conform in all respects to name of
                              holder as specified on the face of the Warrant
Signature:________________    Certificate.)

________________________________
(Insert Social Security or Other
Identifying Number of Assignee)

                                    EXHIBIT B

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

               EXERCISABLE AT ANY TIME COMMENCING _________, 1999
                  UNTIL 5:00 P.M., EASTERN TIME, _______, 2003

No. W-                                                        _________ Warrants

                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that _____________ ____________________, or registered assigns, is the registered holder of
___________________________ (_______) Warrants to purchase, at any time until
5:00 P.M. Eastern time on _______, 2003 ("EXPIRATION DATE"), an aggregate of up to ___________________________ (_______) common stock purchase warrants, each common stock purchase warrant entitling the holder thereof to purchase one share of common stock, par value $.0001 per share (collectively, the "UNDERLYING WARRANTS"), of Uniservice Corporation, a Florida corporation (the "COMPANY"), at an initial exercise price, subject to adjustment in certain events (the "EXERCISE PRICE"), of $0.1875 per Underlying Warrant, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of _______, 1997 between the Company and Werbel-Roth Securities, Inc. (the "WARRANT AGREEMENT"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination thereof.

                  The Underlying Warrants issuable upon exercise of the Warrants will be exercisable at any time from _______, 1999 (or such earlier date on which the Underwriter consents to the exercise of the Public Warrants (as defined in the Public Warrant Agreement which is hereinafter defined)) until 5:00 P.M. Eastern time _______, 2003 each Underlying Warrant entitling the holder thereof to purchase one fully-paid and non-assessable share of common stock of the Company, at an initial exercise price, subject to adjustment in certain events, of $11.25 per share. The Underlying Warrants are issuable pursuant to the terms and provisions of a certain agreement dated as of _______, 1998 by and among the Company, Werbel-Roth Securities, Inc. and ______________________________ (the "PUBLIC WARRANT AGREEMENT"). The Public
Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to (except as otherwise provided in the Warrant Agreement) for a description of the rights, limitations of rights, manner of exercise, anti-dilution provisions and other provisions with respect to the Underlying Warrants.

                  No Warrant may be exercised after 5:00 P.M., Eastern time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

                  This Warrant Certificate may be divided or combined with other Warrant Certificates of other denominations upon surrender hereof at an office or agency maintained by the Corporation for such purpose, together with a written notice specifying the names and denominations (in whole Warrants) in which new Warrant Certificates are to be issued, signed by the holder thereof or his duly authorized attorney, together with the funds to pay any transfer, documentary, stamp or other taxes or government charges payable in connection with such transfer and any other amounts required pursuant to this Warrant Certificate. Upon such surrender and payment, a new Warrant Certificate or Certificates representing a like aggregate number of Warrants shall be issued and delivered in accordance with such notice.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  _______, 1998                 UNISERVICE CORPORATION

                                      By:__________________________
                                      Name:
                                      Title:

                         [FORM OF ELECTION TO PURCHASE]

PLEASE CHECK THE APPROPRIATE BOX

[ ]      Pursuant to Section 3.1 of the Warrant Agreement, the undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Underlying Warrants and herewith tenders in payment for such securities, cash or a certified or official bank check payable in New York Clearing House Funds to the order of UNISERVICE CORPORATION in the amount of $________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of_____________________________ ________________, whose address is
___________________, and that such Certificate be delivered to__________________________, whose address is
___________________________________.

[ ]      Pursuant to Section 3.2 of the Warrant Agreement, the undersigned hereby irrevocably elects to exchange _________ Warrants represented by this Warrant Certificate for __________ _________ Underlying Warrants. The undersigned requests that a certificate for such securities be registered in the name of_____________________________ ________________, whose address is
___________________, and that such certificate be delivered
to__________________________, whose address is
___________________________________.


Dated:____________________    (Signature must conform in all respects to name of
                              holder as specified on the face of the Warrant
Signature:________________    Certificate.)

________________________________
(Insert Social Security or Other
Identifying Number of Assignee)

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)

                               FOR VALUE RECEIVED

                     --------------------------------------


                    hereby sells, assigns and transfers unto

                      -------------------------------------
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:____________________    (Signature must conform in all respects to name of
                              holder as specified on the face of the Warrant
Signature:________________    Certificate.)

________________________________
(Insert Social Security or Other
Identifying Number of Assignee)